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                                                                     EXHIBIT 8.1

                          [Stoel Rives LLP Letterhead]


August 26, 2004


Board of Directors
Tektronix, Inc.
14200 SW Karl Braun Drive
Beaverton, Oregon  97077

RE: COMBINATION PURSUANT TO AGREEMENT AND PLAN OF MERGER BY AND AMONG TEKTRONIX, INC., INET TECHNOLOGIES, INC., IMPALA MERGER CORP., AND IMPALA ACQUISITION CO. LLC

Ladies and Gentlemen:

         We have acted as counsel to Tektronix, Inc., an Oregon corporation ("Parent"), in connection with the Combination pursuant to the Agreement and Plan of Merger dated as of June 29, 2004, including exhibits and schedules thereto (the "Merger Agreement"), by and among Parent; Impala Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Corp."); Impala Acquisition Co. LLC, a Delaware limited liability company of which Parent is the sole member ("LLC"); and Inet Technologies, Inc., a Delaware corporation (the "Company"). Pursuant to the Merger Agreement, Merger Corp. will merge with and into the Company (the "Merger"), immediately following which the Company will merge with and into LLC (the "LLC Merger" and together with the Merger, the "Combination"). Except as otherwise defined in this letter, all capitalized terms have the same meanings as set forth in the Merger Agreement.

         In connection with the filing of the Form S-4 registration statement (Registration No. 333-117454) covering the common stock of Parent to be issued pursuant to the Merger Agreement, as amended (the "Registration Statement"), you have requested our opinion regarding certain federal income tax matters. For purposes of rendering this opinion, we have examined and are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the statements, covenants, representations, and warranties contained in the Merger Agreement and the Registration Statement and upon such other documents and corporate records as we have deemed necessary for purposes of our opinion.


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Tektronix, Inc.
August 26, 2004
Page 2


         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         1. Original documents (including signatures thereto) are valid and authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time and the LLC Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

         2. The Combination will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and Registration Statement, and will be effective under applicable state laws;

         3. All statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct and will be true, complete, and correct at all relevant times, including the time of the filing of the Registration Statement, the Effective Time, and the LLC Effective Time, and no actions have been taken or will be taken that are inconsistent with such statements, descriptions, or representations;

         4. Any statements made in any of the documents referred to herein "to the knowledge of" or similarly qualified are true, complete, and correct and will continue to be true, complete, and correct at all times up to and including the Effective Time and the LLC Effective Time, in each case without such qualification; and

         5. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement, and the Representation Letters.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the discussion in the Registration Statement under the heading "The Merger--Material U.S. Federal Income Tax Consequences," insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein, is correct in all material respects.

         The conclusions in our opinion are based on the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations, published rulings, and such

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Tektronix, Inc.
August 26, 2004
Page 3


other authorities as we have considered relevant. Our opinion is not binding on the Internal Revenue Service ("IRS") or any court of law, tribunal, administrative agency, or other governmental body, and there is no assurance that the IRS will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. By rendering this opinion, however, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

         No opinion is expressed as to any transaction other than the Combination as described in the Merger Agreement. No opinion is expressed as to any transaction whatsoever, including the Combination, if, to the extent relevant to our opinion, either (1) any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof, or (2) any of the representations, warranties, statements, and assumptions upon which we have relied are not true and accurate at all relevant times.

         This opinion is furnished solely for the benefit of Parent and, except as expressly provided herein, may not be relied upon by any other individual, entity, association, agency, or other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration proxy statement/prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     /s/ Stoel Rives LLP

                                                     Stoel Rives LLP